UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 24, 2008
LEXARIA CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	333-132134 (Commission File Number)	20-2000871 (IRS Employer Identification No.)
#604 – 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8
Registrant's telephone number, including area code: (604) 602-1675
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.0 Change to Material Definitive Agreement

The Company earlier reported that it had entered a Loan Agreement on May 29, 2008, with a Lender, the purpose of which was to set out the terms of a Senior Secured Term loan of US$10,000,000 available to the Company.  Although all major terms of the proposed loan had been agreed upon by both the Company and the Lender, the Lender has elected not to complete the transaction at this time.  The Lender has cited the current flooding in the area of the Mississippi River and the subsequent inability of the Company to determine precise production and development rates and dates as their primary concern.  The Lender is continuing to examine lending possibilities.

As a result the Company has been released from an exclusivity provision of the Loan Agreement and is now able to seek alternative financing solutions, which it is already pursuing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 26, 2008

(Signature)	Lexaria Corp. By: “/s/ Chris Bunka” Chris Bunka President & CEO